As filed with the Securities and Exchange Commission on September 27, 2000
                                                   Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                              --------------------

                         HEALTHCARE SERVICES GROUP, INC.

                    Pennsylvania                             23-2018365
       (State or other jurisdiction of                   (I.R.S. Employer
      incorporation or organization)                     Identification No.)


                    3220 Tillman Drive,
      Glenview Corporate Center, Suite 300
           Bensalem, Pennsylvania 19020                        19020
      (Address of principal executive offices)              (Zip Code)

                           -------------------------

          1995 Incentive and Nonqualified Stock Option Plan, as amended
                            (Full Title of the Plan)
                           -------------------------
                               Daniel P. McCartney
                      Chairman and Chief Executive Officer
                         Healthcare Services Group, Inc.
                               3220 Tillman Drive,
                      Glenview Corporate Center, Suite 300
                          Bensalem, Pennsylvania 19020
                     (Name and Address of agent for service)

                                 (215) 639-4274
          (Telephone number, including area code, of agent for service)
                           -------------------------
                                 With a copy to:
                           Victor M. Rosenzweig, Esq.
                 Olshan Grundman Frome Rosenzweig & Wolosky LLP
                                 505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200
                           -------------------------
            Approximate date of proposed sales pursuant to the plan:
   From time to time after the effective date of this registration statement.

                         CALCULATION OF REGISTRATION FEE

                                                  Proposed         Proposed
                                                  maximum          maximum
      Title of                   Amount           offering         aggregate          Amount of
     securities                   to be             price          offering          registration
  to be registered             registered         per share          price               fee
Common Stock
$.01 par value         500,000 shares (1)(2)      $4.9375          $2,468,750           $686.31
==================================================================================================

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may become issuable by reason of the applicability of the anti-dilution provisions of the 1995 Incentive and Non-Qualified Stock Option Plan, as amended (the "1995 Plan") of Healthcare Services Group, Inc. (the "Company").

(2) The number of shares available for the grant of options under the 1995 Plan was increased from 500,000 to 1,000,000. The shares underlying options to purchase 500,000 shares have been previously registered. Accordingly, the Company is registering hereby 500,000 shares with respect to which options may be granted under the 1995 Plan. Pursuant to Rule 457(g) and (h) of the Securities Act of 1933, as amended, the offering price for the shares which may be issued under the 1995 Plan is estimated solely for the purpose of determining the registration fee and is based on the average of the high and low prices of the Company's Common Stock ($4.9375) as reported by the Nasdaq National Market on September 20, 2000.


================================================================================

PROSPECTUS
                                916,090 SHARES

                         HEALTHCARE SERVICES GROUP, INC.
                          Common Stock, $.01 par value


         This Prospectus relates to the reoffer and resale by certain selling shareholders who may be deemed affiliates (the "Selling Shareholders") of shares (the "Shares") of common stock, $.01 par value (the "Common Stock") of Healthcare Services Group, Inc. (the "Company", may also be referred to as "we" "us" and "our") that may be issued by the Company to the Selling Shareholders upon the exercise of outstanding stock options granted pursuant to the Company's 1995 Incentive and Non-Qualified Stock Option Plan, as amended (the "1995 Plan") or pursuant to other grants of options to non-employee Directors. Certain Selling Shareholders may be deemed affiliates of the Company as such term is defined by Rule 405 of the Securities Act of 1933, as amended (the "Act"). With respect to the Shares that may be issued to the Selling Shareholders or additional affiliates under the 1995 Plan, this Prospectus also relates to certain Shares underlying options which have not as of this date been granted. If and when such options are granted, the Company will distribute a Prospectus Supplement as required by the Act.

         The offer and sale of the Shares to the Selling Shareholders have been previously registered under the Act. The Shares are being reoffered and may be resold for the account of the Selling Shareholders and the Company will not receive any of the proceeds from the resale of the Shares.

         The Selling Shareholders have advised the Company that the resale of their Shares may be effected from time to time in one or more transactions on the NASDAQ National Market ("NASDAQ"), in negotiated transactions or otherwise at market prices prevailing at the time of the sale or at prices otherwise negotiated. See "Plan of Distribution." The Company will bear all expenses in connection with the preparation of this Prospectus.

         The Common Stock of the Company is traded on NASDAQ under the symbol "HCSG". On September 19, 2000, the closing price for the Common Stock, as reported by NASDAQ, was $4.9375.


--------------------------------------------------------------------------------

     This investment involves risk. See "Risk Factors" beginning at page 4.

--------------------------------------------------------------------------------


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is September 27, 2000.

                              AVAILABLE INFORMATION

         The  Company  is  subject  to  the  informational  requirements  of the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be obtained at no cost from the Commission's website at www.sec.gov, or may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549; Northwest Atrium Center, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661; and Seven World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                                TABLE OF CONTENTS


         AVAILABLE INFORMATION................................................ 2

         INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...................... 3

         GENERAL INFORMATION.................................................. 4

         RISK FACTORS......................................................... 4

         USE OF PROCEEDS...................................................... 6

         SELLING SHAREHOLDERS................................................. 6

         PLAN OF DISTRIBUTION................................................. 8

         LEGAL MATTERS........................................................ 8

         ADDITIONAL INFORMATION............................................... 8

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents containing the information specified in Part I of Form S-8 (Plan information and Registrant information) will be sent or given to employees as specified by Rule 428(b)(1) of the Act. Such documents need not be filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Act. These documents, which include the statement of availability required by Item 2 of Form S-8, and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Form S-8 (part II hereof), taken together, constitute a prospectus that meets the requirements of
Section 10(a) of the Act.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to in
Item 3 of Form S-8 (Part II hereof) above which have been or may be incorporated in this Prospectus by reference, other than exhibits to such documents. Written requests for such copies should be directed to Healthcare Services Group, Inc., 3220 Tillman Drive, Glenview Corporate Center, Suite 300, Bensalem, Pennsylvania 19020, Attention: Richard W. Hudson. Oral requests should be directed to such officer (telephone number (215) 639-4274).

                           --------------------------


         No dealer, salesman or other person has been authorized to give any information or to make any representations other than those contained in this Prospectus in connection with the offer made hereby, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Shareholder. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the securities offered hereby to any person in any state or other jurisdiction in which such offer or solicitation is unlawful. The delivery of this Prospectus at any time does not imply that information contained herein is correct as of any time subsequent to its date.

                               GENERAL INFORMATION

         We provide housekeeping, laundry, linen, food and maintenance services to the healthcare industry, primarily to long-term care facilities, including nursing homes and retirement complexes. We believe that we are the largest provider of these contractual services to the long-term care industry in the United States, rendering such services to approximately 1,100 facilities in 42 states and Canada.

         Our  principal  executive  offices are located at 3220  Tillman  Drive,
Glenview  Corporate  Center,  Suite  300,  Bensalem,   Pennsylvania  19020.  Our
telephone number at such location is (215) 639-4274.

         The Shares offered hereby were or will be purchased by the Selling Shareholders upon exercise of options granted to them and will be sold for the account of the Selling Shareholders.

                                  RISK FACTORS

General - Cautionary Statements Regarding Forward-Looking Statements.

         The purchase of our common stock involves a high degree of risk. You should carefully consider the following risk factors and the other information in this prospectus or information in our Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "10-K") and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000 (the "10-Q") before deciding to invest in our Common Stock. Certain matters discussed in this report or in the 10-K or 10-Q may include forward-looking statements that are subject to risks and uncertainties that could cause actual results or objectives to differ materially from those projected. Such risks and uncertainties include, but are not limited to, risks arising from our providing services exclusively to the health care industry who are primarily providers of long-term care; credit and collection risks associated with this industry; the effects of changes in regulations governing the industry; and the risks specified below. Additionally, our operating results would be adversely affected if unexpected increases in the costs of labor, materials, supplies and equipment used in performing our services could not be passed on to our clients. In addition, we believe that to improve our future financial performance we must continue to obtain service agreements with new clients, provide new services to existing clients, achieve modest price increases on current service agreements with existing clients and maintain internal cost reduction strategies at various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and successfully executing projected growth strategies.

The phasing in of a Medicare prospective payment system has adversely affected our clients.

         Our clients are subject to various governmental regulations including, but not limited to the Balanced Budget Act of 1997. This legislation changed Medicare policy in a number of ways including the phasing in of a Medicare prospective payment system ("PPS") for skilled nursing facilities effective July 1, 1998. PPS has significantly changed the manner and the amounts in which skilled nursing facilities are reimbursed for inpatient service provided to Medicare beneficiaries. Unlike the old system which relied solely on costs submitted, PPS rates are based entirely on the federally-acuity-adjusted rate. Although PPS directly affects how our clients are paid for certain services, we do not participate in any government reimbursement programs. Therefore, all of our contractual relationships with our clients continue to determine our clients' payment obligations to us. However, certain of our clients have been adversely affected by PPS, as well as other trends in the long-term care industry resulting in certain clients recently filing bankruptcy petition and others may follow.

         PPS has had, and continues to have, a negative effect on the long-term care industry's financial position, although this problem has been recognized by Congress. In the summer of 1999, a proposal was presented by the President and Congress to add approximately $7.5 billion in funding in an attempt to address coverage gaps caused by PPS. Additionally, other measures have been introduced by legislatures to close the gap between the current system's presumptions and the actual cost of providing care. We are unable to predict whether these proposals will be enacted or, if enacted, will actually close the coverage gaps.

Other Business Related Risks

         Our clients generally enter into service agreements which are cancellable on short notice and we have encountered difficulty in collecting amounts due from certain clients who have terminated service agreements as well as clients who are in bankruptcy or slow payers experiencing financial difficulties.

         Substantially all of our agreements are full service agreements. These agreements typically provide for a one year term, cancellable by either party upon 30 days' notice after the initial 90-day period. As of June 30, 2000, we provided services to approximately 1,100 client facilities.

         Although the service agreements are cancellable on short notice, we have historically had a favorable client retention rate and expect to be able to continue to maintain satisfactory relationships with our clients. The risks associated with short-term agreements have not materially affected either our linen and laundry service, which generally require a capital investment, or laundry installation sales, which require us to finance the sales price. Such risks are often mitigated by certain provisions set forth in the agreements which we enter into.

         From time to time, however, we encounter difficulty in collecting amounts due from certain of our clients, including those in bankruptcy, those who have terminated service agreements and those who are slow payers and experiencing financial difficulties. In order to provide for these collection problems and the general risk associated with the granting of credit terms, we have recorded bad debt provisions (i.e., Allowance for Doubtful Accounts) of $1,500,000, $7,250,314, and $2,339,515 in the six months ended June 30, 2000 and the fiscal years ended December 31, 1999 and 1998, respectively. In addition to analyzing and anticipating, where possible, the specific cases described above, our management considers the general collection risks associated with trends in the long-term care industry in making its evaluations.

There is strong competition to provide service to healthcare facilities.

         We compete primarily with the in-house support service departments of our potential clients. Most healthcare facilities perform their own support service functions without relying upon outside management firms like us. In addition, a number of local firms compete with us in the regional markets in which we conduct business. Additionally, several national service firms are larger and have greater financial and marketing resources than us, although historically, such firms have concentrated their marketing efforts on hospitals rather than the long-term care facilities which we typically service. Although the competition to provide service to health care facilities is strong, we believe that we compete effectively for new agreements, as well as renewals of the existing agreements based upon the quality and dependability, as well as cost savings from our services.


                                 USE OF PROCEEDS

         The Company will receive the exercise price of the options when exercised by the holders thereof. Such proceeds will be used for working capital purposes by the Company. The Company will not receive any of the proceeds from the reoffer and resale of the Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the reoffer and resale of Shares issued or that may be issued to the Shareholders (who are deemed to be affiliates) under the 1995 Plan or other grants to non-employee Directors.

         The following table sets forth (i) the number of shares of Common Stock beneficially owned by each Selling Shareholder at July 31, 2000, (ii) the number of Shares of Common Stock to be offered for resale by each Selling Shareholder and (iii) the number and percentage of shares of Common Stock to be held by each Selling Shareholder after completion of the offering.


                                                                                            Number of shares of
                                                                                               Common Stock/
                                           Number of shares of   Number of Shares         Percentage of Class to be
                                          Common Stock Owned at  to be Offered for         Owned After Completion
       Name                                 July 31, 2000(1)        Resale                     of the Offering
       ----                                 ----------------        ------                     ---------------

Daniel P. McCartney(2).................        1,429,659(3)         237,500                    1,192,159/12.8%
Joseph F. McCartney(4).................           91,000(5)          91,000                                -
W. Thacher Longstreth(6)...............           55,194(7)          54,965                          229/*
Barton D. Weisman(8)...................          140,990(9)          50,465                       90,525/1.3%
Robert L. Frome(10)....................          153,365(11)         32,465                      120,900/1.4%

                                                                                            Number of shares of
                                                                                               Common Stock/
                                           Number of shares of   Number of Shares         Percentage of Class to be
                                          Common Stock Owned at  to be Offered for         Owned After Completion
       Name                                 July 31, 2000(1)        Resale                     of the Offering
       ----                                 ----------------        ------                     ---------------

Thomas A. Cook(12)....................           315,500(13)        315,500                               -
John M. Briggs(14)....................            23,830(15)          9,980                        13,850/*
Robert J. Moss(16)....................            32,465(17)         32,465                               -
Brian Waters(18)......................            71,000(19)         71,000                               -
James DiStefano (20)..................            20,750(21)         20,750                               -

---------------------
*  less than one percent

(1) A person is deemed to be the beneficial owner of voting securities that can be acquired by such person within 60 days after July 31, 2000 upon the exercise of options. Each beneficial owner's percentage ownership is determined by assuming that options that are held by such person (but not those held by any other person) and that are currently exercisable (i.e., that are exercisable within 60 days after July 31, 2000) have been exercised. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2) Daniel P. McCartney has been Chief Executive Officer and Chairman of the Board of the Company since 1977.

(3) Includes incentive stock options to purchase 90,680 shares and nonqualified stock options to purchase 146,820 shares. Also includes an aggregate of 125,000 shares that Mr. McCartney holds as a co-trustee for the benefit of his children. Mr. McCartney disclaims beneficial ownership of these shares. Mr. McCartney may be deemed to be a "parent" of and deemed to control the Company, as such terms are defined for purposes of the Securities Act of 1933, as amended (the "Securities Act"), by virtue of his position as founder, director, Chief Executive Officer and principal shareholder of the Company. Daniel P. McCartney is the brother of Joseph F. McCartney.

(4) Joseph F. McCartney has been a Director of the Company since 1983 and Regional Vice President of the Company for more than five (5) years.

(5) Represents incentive stock options to purchase 40,314 shares and nonqualified stock options to purchase 50,686 shares.

(6)      W. Thacher Longstreth has been a Director of the Company since 1983.

(7)      Includes nonqualified stock options to purchase 54,965 shares.

(8)      Barton D. Weisman has been a Director of the Company since 1983.

(9)      Includes nonqualified stock options to purchase 50,465 shares.

(10)     Robert L. Frome has been a Director of the Company since 1983.

(11)     Includes nonqualified stock options to purchase 32,465 shares.

(12) Thomas A. Cook has been a Director of the Company since 1987; President of the Company for more than five (5) years.

(13) Represents incentive stock options to purchase 84,333 shares and nonqualified stock options to purchase 231,167 shares.

(14)     John M. Briggs has been a Director of the Company since 1993.

(15)     Includes nonqualified stock options to purchase 9,980 shares.

(16)     Robert J. Moss has been a Director of the Company since 1992.

(17)     Includes nonqualified stock options to purchase 32,465 shares.

(18) Brian Waters has been the Company's Vice President of Operations for more than 5 years.

(19) Represents incentive stock options to purchase 69,043 shares and nonqualified stock options to purchase 1,957 shares.

(20) James DiStefano has been the Company's Treasurer and Chief Financial Officer for more than 5 years.

(21)     Includes incentive stock options to purchase 20,750 shares.

                              PLAN OF DISTRIBUTION

         It is anticipated that all of the Shares will be offered by the Selling Shareholders from time to time in the open market, either directly or through brokers or agents, or in privately negotiated transactions. The Selling Shareholders have advised the Company that they are not parties to any agreement, arrangement or understanding as to such sales.

                                  LEGAL MATTERS

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York 10022. Robert L. Frome, a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP is a director and beneficially owns 120,900 shares and holds options to purchase 32,465 shares of Common Stock of the Company. Victor M. Rosenzweig, a member of Olshan Grundman Frome Rosenzweig & Wolosky LLP, also holds options to purchase 6,150 shares of Common Stock. The shares underlying the options held by Messrs. Frome & Rosenzweig were previously registered.

                             ADDITIONAL INFORMATION

         The Company has filed with the Securities and Exchange Commission a Registration Statement on Form S-8 under the Securities Act with respect to the Shares offered hereby. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, such statement being qualified in all respects by such reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The  following   documents  filed  with  the  Securities  and  Exchange
Commission (the "Commission") are incorporated herein by reference and made a part hereof:

               (a) Healthcare Services Group, Inc.'s (the "Company") Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000; and

               (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2000; and

               (d) The description of the Company's securities contained in the Company's Registration Statement on Form 8-A filed April 30, 1984.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interest of Named Experts and Counsel

         Certain legal matters in connection with the issuance of the Shares offered hereby have been passed upon for the Company by Olshan Grundman Frome Rosenzweig & Wolosky LLP, New York, New York 10022. Robert L. Frome, a member of such firm, is a Director of the Company and beneficially owns 120,900 shares of the Company's Common Stock, $.01 par value (the "Common Stock") and has been granted options to purchase 32,465 shares. Victor M. Rosenzweig, a member of such firm, has options to purchase 6,150 shares of Common Stock.

Item 6.  Indemnification of Officers and Directors

         Sections 1741 through 1750 of Subchapter C of Chapter 17 of the Pennsylvania Business Corporation Law (the "BCL") contain, among other things, provisions for mandatory and discretionary indemnification of a corporation's directors, officers and other personnel.

         Under Section 1741, unless otherwise limited by its by-laws, a corporation has the power to indemnify directors and officers under certain prescribed circumstances against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a representative, director or officer of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not of itself create a presumption that the person did not act in good faith and in a manner that he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had reasonable cause to believe that his conduct was unlawful.

         Section 1742 provides for indemnification with respect to derivative actions similar to that provided by Section 1741. However, indemnification is not provided under Section 1742 with respect to any claim, issue or matter as to which a director or officer has been adjudged to be liable to the corporation unless and only to the extent that the proper court determines upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, a director or officer is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         Section 1743 provides that indemnification against expenses is mandatory to the extent that the director or officer has been successful on the merits or otherwise in defense of any such action or proceeding referred to in
Section 1741 or 1742.

         Section 1744 provides that unless ordered by a court, any indemnification under Section 1741 or 1742 shall be made by the corporation as authorized in the specific case upon a determination that indemnification of directors and officers is proper because the director or officer met the applicable standard of conduct, and such determination will be made by the board of directors by a majority vote of a quorum of directors not parties to the action or proceeding; if a quorum is not obtainable or if obtainable and a majority of disinterested directors so directs, by independent legal counsel; or by the shareholders.

         Section 1745 provides that expenses incurred by a director or officer in defending any action or proceeding referred to in the Subchapter may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

         Section 1746 provides generally that except in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness, the indemnification and advancement of expenses provided by the Subchapter shall not be deemed exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding that office.

         Section 1747 also grants a corporation the power to purchase and maintain insurance on behalf of any director or officer against any liability incurred by him in his capacity as officer or director, whether or not the corporation would have the power to indemnify him against the liability under this Subchapter of the BCL.

         Sections 1748 and 1749 apply the indemnification and advancement of expenses provisions contained in the Subchapter to successor corporations resulting from consolidation, merger or division and to service as a representative of a corporation or an employee benefit plan.

         The foregoing provisions substantially overlap the provisions of the Pennsylvania Directors' Liability Act, 42 Pa. C.S.ss.8365, which are also applicable to the Company.

         Article XI of the Company's By-laws provides, in part, that the Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the BCL.

         Article XII of the Company's By-laws provides, in part, that:

               "A Director shall not be liable for monetary damages as such for any action taken, or any failure to take action, unless (1): the director has breached or failed to perform the duties of his office under Section 8363 of the Pennsylvania Consolidated Statutes and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that the foregoing provision shall not relieve a director of responsibility or liability of a director pursuant to any criminal statute or for the payment of taxes pursuant to local, state or Federal law."

         The Company has purchased director and officer liability insurance for its directors and officers.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

          4(a)   -     1995  Incentive and  Non-Qualified  Stock Option Plan, as
                       amended (the "1995 Plan"). (Incorporated by reference to exhibit 4(d) of the Form S-8 filed by the Registrant, Commission File No. 33-58765.)

          5      -     Opinion of Olshan  Grundman  Frome  Rosenzweig  & Wolosky
                       LLP.

         23(a)   -     Consent of Grant Thornton LLP, independent auditors.

         23(b)   -     Consent of Olshan Grundman Frome Rosenzweig & Wolosky LLP
                       (included in its opinion filed as Exhibit 5).

         24      -     Powers of Attorney (included on page 16).


Item 9.  Undertakings.

               A.      The undersigned registrant hereby undertakes:

                       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                              (i)     To  include  any  prospectus  required  by
                                      Section  10(a)(3) of the Securities Act of
                                      1933;

                              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                              provided, however, that paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to

                              Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

                       (2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                       (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

               B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
                      Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

               D. The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, a copy of the registrant's latest annual report to stockholders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Huntingdon, State of Pennsylvania, on this 19th day of September, 2000.

                                   HEALTHCARE SERVICES GROUP, INC.
                                   (Registrant)

                                   /s/ Daniel P. McCartney
                                   ---------------------------------------------
                                   Daniel P. McCartney, Chief Executive Officer
                                   and Chairman

                       POWER OF ATTORNEYS AND SIGNATORIES

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each of the undersigned officers and directors of Healthcare Services Group, Inc. hereby constitutes and appoints Daniel P. McCartney and Thomas A Cook and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him in his name in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and to prepare any and all exhibits thereto, and other documents in connection therewith, and to make any applicable state securities law or blue sky filings, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite or necessary to be done to enable Healthcare Services Group, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Signature                   Title                       Date
        ---------                   -----                       ----

/s/ Daniel P. McCartney
---------------------------
Daniel P. McCartney              Chief Executive Officer     September 19, 2000
                                 and Chairman


/s/ Thomas A. Cook
---------------------------
Thomas A. Cook                   Director, President and     September 19, 2000
                                 Chief Operating Officer


/s/ W. Thacher Longstreth
---------------------------
W. Thacher Longstreth            Director                    September 19, 2000


/s/Barton D. Weisman
---------------------------
Barton D. Weisman                Director                    September 19, 2000



/s/ Robert L. Frome
---------------------------
Robert L. Frome                  Director                    September 19, 2000


/s/ John M. Briggs
---------------------------
John M. Briggs                   Director                    September 19, 2000

/s/ Robert J. Moss
---------------------------
Robert J. Moss                   Director                    September 19, 2000



/s/ Joseph F. McCartney
---------------------------
Joseph F. McCartney              Director and Divisional     September 19, 2000
                                 Vice President

/s/ James L. DiStefano
---------------------------
James L. DiStefano               Chief Financial Officer     September 19, 2000
                                 and Treasurer

/s/ Richard W. Hudson
---------------------------
Richard W. Hudson                Vice President - Finance    September 19, 2000
                                 and Secretary (Principal
                                 Accounting Officer)




                                      -16-